UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 11, 2015

TEMPUR SEALY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 11, 2015, Tempur Sealy International, Inc. (the “Company”) announced that Mark A. Sarvary will step down from his positions as President and Chief Executive Officer (“CEO”) of the Company, effective May 12, 2015.

On May 11, 2015, the Board of Directors (the “Board”) of the Company appointed W. Timothy (“Tim”) Yaggi, currently Chief Operating Officer, to serve as interim CEO of the Company, effective May 12, 2015. Mr. Yaggi, 54, joined the Company in February 2013 and currently serves as Chief Operating Officer. From 2008 to June 2012, Mr. Yaggi served as Group President of the North America Builder Group at Masco Corporation. From 1994 to 2008, Mr. Yaggi was employed at Whirlpool Company, most recently as Executive Vice President, Market Operations, North America. Mr. Yaggi was also employed by Norelco (Philips) from 1988 to 1993, as well as at J. Crew, Inc. from 1986 to 1988. Mr. Yaggi received his A.B. degree from Princeton University and an M.B.A. degree from Michigan State University. At this time, the Company has not entered into any new material contracts, plans or arrangements with Mr. Yaggi or amended any material contract, plan or arrangement with Mr. Yaggi. The Board will form a CEO Search Committee, comprised of independent directors, and plans to engage an executive search firm to conduct a comprehensive search process to identify a permanent CEO. The members of the CEO Search Committee will include Usman Nabi, a newly appointed director discussed below, and three additional independent directors that will include a new, independent director to be recommended by H Partners Management, LLC (“H Partners”), and two existing independent directors. Mr. Nabi will serve as Chairman of the CEO Search Committee. The Board will immediately begin the process to confirm this new independent director to join the Board at a later date.

As previously disclosed, based on the preliminary voting results at the Company’s 2015 Annual Meeting of Stockholders, three directors, Chairman, P. Andrews McLane; Chair of the Nominating and Corporate Governance Committee (the “NCG”), Christopher A. Masto; and Chief Executive Officer and President, Mark A. Sarvary, did not receive a majority of the votes cast for their re-election to the Board. In accordance with the Company’s bylaws, Messrs. McLane, Masto and Sarvary tendered their resignations as directors of the Company. The NCG promptly assessed and made a recommendation to the Board that Messrs. McLane, Masto and Sarvary should not continue to serve as directors of the Company. The Board, considering the recommendation of the NCG and all other factors, accepted all three tendered resignations on May 11, 2015.

The Board elected Frank A. Doyle to replace Mr. McLane as Chairman of the Board on May 11, 2015, effective immediately. Mr. Doyle, 66, has served on the Board and as the Chair of the Audit Committee since 2003. He has served as a member of the Board since April 2003. Mr. Doyle has served as President and Chief Executive Officer of Connell Limited Partnership, a global manufacturer of industrial products, since 2001. From 1972 to 2001, he was a partner at PricewaterhouseCoopers LLP, where he was a Vice Chairman and a member of the firm’s Global Leadership Team. He currently serves on the board of directors of Liberty Mutual Holding Company, Inc. where he is a member of the executive, nominating & governance and the investment committees and chairs the audit committee; and Eversource Energy, where he is Chair of the audit committee and a member of the corporate governance committee. In the past five years, Mr. Doyle has served as a director of Citizens Financial Group where he was a member of the executive committee and chaired the compensation committee; as a trustee of the Joslin Diabetes Center where he chaired the finance committee; and as a trustee of Boston College. Mr. Doyle is a certified public accountant and holds a B.S. degree and an M.B.A. degree from Boston College. At this time, the Company has not entered into any new material contracts, plans or arrangements with Mr. Doyle or amended any material contract, plan or arrangement with Mr. Doyle. In conjunction with this appointment, Mr. Doyle has withdrawn from his role as Chair of the Audit Committee of the Company and as a member of the Compensation Committee of the Company.

The Board also elected Usman Nabi, of H Partners, to the Board as a new independent director on May 11, 2015, effective immediately. Usman Nabi is a Senior Partner at H Partners, an investment management firm. Before joining H Partners in 2006, Mr. Nabi was at Perry Capital, the Carlyle Group, and Lazard Freres. Mr. Nabi is a member of the board of directors of Global Glimpse, a nonprofit organization committed to creating global leadership opportunities for America’s youth. Mr. Nabi also serves on the Board of Directors of Six Flags Entertainment. Mr. Nabi received his A.B. degree from Harvard College and an M.B.A. degree from Stanford University Graduate School of Business. Mr. Nabi will be appointed to the Compensation Committee of the Board and will serve as Chair of a new CEO Search Committee. At this time, the Company has not entered into any material contracts, plans or arrangements with Mr. Nabi other than the agreement with H Partners referred to in Item 7.01 below.

As described above, Mr. Doyle stepped down as Chair of the Audit Committee and member of the Compensation Committee in connection with his appointment as Chairman of the Board. The Board named Evelyn Dilsaver as the new Chair of the Audit Committee. Ms. Dilsaver has served as a member of the Audit Committee since 2009. Existing members Peter Hoffman and Sir Paul Judge, remain as members of the Audit Committee. The Board has determined that all members of the Audit Committee are audit committee financial experts within the meaning of Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Hoffman will remain as Chair of the Compensation Committee and Mr. Heil and Sir Paul Judge will continue to serve as members of the Compensation Committee. Mr. Nabi will also serve as a member of the Compensation Committee.

The members of the NCG will be John Heil and Nancy Koehn. The Board appointed Mr. Heil as Chair of the NCG. Mr. Heil has served a member of the NCG since 2010. The Company anticipates that the additional independent director to be recommended by H Partners will also be appointed to serve on the NCG.

On May 11, 2015, the Board of the Company announced the creation of a new Stockholder Liaison Committee. The Stockholder Liaison Committee was formed to create a Board-level structure for communication and engagement between the Board and stockholders and enhance the existing stockholder communications process led by the Company’s management. The Board appointed Ms. Dilsaver to serve as Chair of the Stockholder Liaison Committee and Messrs. Doyle, Hoffman and Heil to serve as members of the Stockholder Liason Committee.

Item 7.01	Regulation FD Disclosure

On May 11, 2015, the Company issued a press release announcing leadership and Board changes and that the Company had entered into an agreement with H Partners providing for the addition of an H Partners’ representative to the Board, certain changes in senior management and the Board described above in Item 5.02, a standstill agreement, expense reimbursement and certain other provisions. The press release is attached to this Current Report as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release dated May 11, 2015 titled “Tempur Sealy Announces Leadership and Board Changes”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2015

Tempur Sealy International, Inc.

By:	/s/ Dale E. Williams
Name:	Dale E. Williams
Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated May 11, 2015 titled “Tempur Sealy Announces Leadership and Board Changes”